Exhibit 19.4


  Ford Credit Auto Owner Trust 2001-E
  Monthly Servicing Report



  Collection Period                                                                                                  November, 2001
  Distribution Date                                                                                                        12/17/01
  Transaction Month                                                                                                               3


  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $3,399,999,913.68              214,716

  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $582,000,000.00         2.583%                     June 15, 2002
   Class A-2 Notes                                                1,286,000,000.00         2.220%                    April 15, 2004
   Class A-3 Notes                                                  698,000,000.00         2.220%                    March 15, 2005
   Class A-4 Notes                                                  557,838,000.00         4.010%                    March 15, 2006
   Class B Notes                                                     99,000,000.00         4.480%                     June 15, 2006
   Class C Certificates                                              66,000,000.00         5.210%                   August 15, 2006
   Class D Certificates                                              66,000,000.00         7.000%                 February 15, 2008
      Total                                                      $3,354,838,000.00


  II. COLLECTIONS
  ---------------

  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $17,491,605.98               $20,684.18          $17,512,290.16
  Repurchased Loan Proceeds Related to Interest                          21,885.29                     0.00               21,885.29
      Total                                                         $17,513,491.27               $20,684.18          $17,534,175.45

  Servicer Advances:
  Principal Advances                                                         $0.00               $53,025.47              $53,025.47
  Interest Advances                                                   4,073,995.11                 3,993.06            4,077,988.17
      Total                                                          $4,073,995.11               $57,018.53           $4,131,013.64

  Principal:
  Principal Collections                                             $63,686,301.42              $498,784.40          $64,185,085.82
  Prepayments in Full                                                35,106,006.54               126,602.94           35,232,609.48
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      1,780,575.49                     0.00            1,780,575.49
  Payahead Draws                                                              0.00                24,459.26               24,459.26
      Total                                                        $100,572,883.45              $649,846.60         $101,222,730.05

  Liquidation Proceeds                                                                                                  $628,834.36
  Recoveries from Prior Month Charge-Offs                                                                                    894.99
      Total Principal Collections                                                                                   $101,852,459.40

  Principal Losses for Collection Period                                                                              $1,311,631.48
  Total Regular Principal Reduction                                                                                 $102,587,387.00

  Total Collections                                                                                                 $123,517,648.49


  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------

  Total Collections                                                                                                 $123,517,648.49
  Reserve Account Release                                                                                                      0.00
  Clean-up Call                                                                                                                0.00
  Reserve Account Draw                                                                                                         0.00
  Net Swap Receipt                                                                                                             0.00
      Total                                                                                                         $123,517,648.49


                                                          Page 1


  Ford Credit Auto Owner Trust 2001-E
  Monthly Servicing Report


  Collection Period                                                                                                  November, 2001
  Distribution Date                                                                                                        12/17/01
  Transaction Month                                                                                                               3

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,656,249.94        $2,656,249.94                $0.00
   Amount per $1,000 of Original Balance               0.79                 0.79                 0.00

   Net Swap Payment                           $1,140,089.99
                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                      $787,021.99          $787,021.99               $0.00                $0.00               $0.00
   Class A2 Notes                     2,537,706.67         2,537,706.67                0.00                 0.00                0.00
   Class A3 Notes                     1,377,386.67         1,377,386.67                0.00                 0.00                0.00
   Class A4 Notes                     1,864,108.65         1,864,108.65                0.00                 0.00                0.00
   Class B Notes                        369,600.00           369,600.00                0.00                 0.00                0.00
      Total                          $6,935,823.98        $6,935,823.98               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class C Certificates                $286,550.00          $286,550.00               $0.00                $0.00               $0.00
   Class D Certificates                 385,000.00           385,000.00                0.00                 0.00                0.00
      Total                            $671,550.00          $671,550.00               $0.00                $0.00               $0.00


  Total Note and Cert. Interest:     $7,607,373.98        $7,607,373.98               $0.00                $0.00               $0.00

  Total Available for Principal Distribution     $112,113,934.58

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Regular Principal Distribution Amount    342,779,613.60
      Principal Distribution Amount        $342,779,613.60

  Noteholder Principal Distributions:
   Class A1 Notes                                       $112,113,934.58
   Class A2 Notes                                                  0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
      Total Note Principal Paid                         $112,113,934.58


  Certificateholder Principal Distributions:
   Class C Certificates                                           $0.00
   Class D Certificates                                            0.00
      Total Certificate Principal Paid                            $0.00

  Total Note and Certificate Principal Paid:            $112,113,934.58

  Collections Released to Servicer                                $0.00

  Total Available for Distribution         $123,517,648.49
  Total Distribution (incl. Servicing Fee) $123,517,648.49



                                                          Page 2

  Ford Credit Auto Owner Trust 2001-E
  Monthly Servicing Report


  Collection Period                                                                                                  November, 2001
  Distribution Date                                                                                                        12/17/01
  Transaction Month                                                                                                               3

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                              $192.64                   $1.35                  $193.99
  Class A2 Notes                                                 0.00                    1.97                     1.97
  Class A3 Notes                                                 0.00                    1.97                     1.97
  Class A4 Notes                                                 0.00                    3.34                     3.34
  Class B Notes                                                  0.00                    3.73                     3.73
      Total Notes                                              $34.79                   $2.15                   $36.94


  Class C Certificates                                          $0.00                   $4.34                    $4.34
  Class D Certificates                                           0.00                    5.83                     5.83
      Total Certificates                                        $0.00                   $5.09                    $5.09

  Total Notes and Certificates:                                $33.42                   $2.27                   $35.69

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $2,983,617,613.60       0.9257734                $2,871,503,679.02       0.8909860
  Class A1 Notes                              342,779,613.60       0.5889684                   230,665,679.02       0.3963328
  Class A2 Notes                            1,286,000,000.00       1.0000000                 1,286,000,000.00       1.0000000
  Class A3 Notes                              698,000,000.00       1.0000000                   698,000,000.00       1.0000000
  Class A4 Notes                              557,838,000.00       1.0000000                   557,838,000.00       1.0000000
  Class B Notes                                99,000,000.00       1.0000000                    99,000,000.00       1.0000000
  Class C Certificates                         66,000,000.00       1.0000000                    66,000,000.00       1.0000000
  Class D Certificates                         66,000,000.00       1.0000000                    66,000,000.00       1.0000000
     Total                                 $3,115,617,613.60       0.9286939                $3,003,503,679.02       0.8952753



  Portfolio Information
  Weighted Average Coupon (WAC)                         8.11%                                           8.13%
  Weighted Average Remaining Maturity (WAM)             48.88                                           48.08
  Remaining Number of Receivables                     207,676                                         204,048
  Portfolio Receivable Balance              $3,187,499,925.95                               $3,084,912,538.95



  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $13,849,125.82
  Specified Credit Enhancement Amount                                                                        $30,849,125.39
  Yield Supplement Overcollateralization Amount                                                              $96,788,790.38
  Target Level of Overcollateralization                                                                     $110,637,916.20





                                                          Page 3

  Ford Credit Auto Owner Trust 2001-E
  Monthly Servicing Report


  Collection Period                                                                                                  November, 2001
  Distribution Date                                                                                                        12/17/01
  Transaction Month                                                                                                               3

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $16,999,999.57
  Specified Reserve Account Balance                                                                           16,999,999.57
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             16,999,999.57
  Reserve Account Deposits Made                                                                                        0.00
  Ending Reserve Account Balance                                                                             $16,999,999.57
  Change in Reserve Account Balance                                                                                   $0.00

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                  $628,834.36
  Recoveries from Prior Month Charge-Offs                                                                                   $894.99
  Total Losses for Collection Period                                                                                  $1,432,299.74
  Charge-off Rate for Collection Period (annualized)                                                                          0.30%
  Cumulative Net Losses for all Periods                                                                               $1,212,171.72


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         3,051                $45,461,007.41
  61-90 Days Delinquent                                                                           386                 $5,843,631.82
  91-120 Days Delinquent                                                                          118                 $1,738,671.25
  Over 120 Days Delinquent                                                                          1                    $12,694.07

  Repossesion Inventory                                                                           222                 $3,418,608.76


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0194%
  Preceding Collection Period                                                                                               0.1314%
  Current Collection Period                                                                                                 0.3071%
  Three Month Average                                                                                                       0.1526%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:

  Preceding Collection Period                                                                                               0.1676%
  Current Collection Period                                                                                                 0.2475%
  Three Month Average                                                                                                       0.1418%


                                                          Page 4

  Ford Credit Auto Owner Trust 2001-E
  Monthly Servicing Report


  Collection Period                                                                                                  November, 2001
  Distribution Date                                                                                                        12/17/01
  Transaction Month                                                                                                               3

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $5,354,493.48                   $168,097.17
  New Advances                                                                           4,043,842.62                     56,988.00
  Servicer Advance Recoveries                                                            2,427,145.30                     48,864.29
  Ending Servicer Advances                                                              $6,971,190.80                   $176,220.88

  Current Month Interest Advances for Prepaid Loans                                        $30,152.49                        $30.53

  Payahead Account
  Beginning Payahead Account Balance                                                                                     $81,649.62
  Additional Payaheads                                                                                                   145,575.46
  Payahead Draws                                                                                                         153,086.98
  Ending Payahead Account Balance                                                                                        $74,138.10





                                                          Page 5



